Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Third Quarter 2018 Financial Results

ATLANTA, November 1, 2018 - PRGX Global, Inc. (Nasdaq: PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the three and nine months ended September 30, 2018.

“We are pleased to report our ninth consecutive quarter of year-over-year revenue and adjusted EBITDA growth from continuing operations. Revenue increased approximately 4% on a year-over-year constant dollar basis, with growth in both adjacent services and recovery audit. Adjacent services had a particularly strong quarter, growing more than 155% on a year-over-year constant dollar basis. We also benefited from increasing operating leverage, with adjusted EBITDA increasing over 3% on a year-over-year constant dollar basis, including the considerable investment in our sales, marketing and product development resources. Our comparative results are particularly impressive given our strong growth in revenue and adjusted EBITDA in the third quarter last year and over $2 million of delayed revenue in our recovery audit business, all of which we expect to recognize in the fourth quarter,” said Ron Stewart, president and chief executive officer.

“As promised, our investment in sales and marketing has provided significant momentum across all service lines and geographies. Year-to-date we have already added more new clients and closed over 85 engagements with more projected total contract value than in all of 2017, including two large advisory engagements and the second largest SaaS agreement signed in the company’s history. Given our continuing strong performance, we remain on track to meet our 2018 guidance of year-over-year revenue growth in the range of 8% to 10% and adjusted EBITDA growth in the range of 17% to 22%,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended September 30, 2018

Consolidated revenue from continuing operations for the third quarter of 2018 was $43.3 million, compared to $42.5 million for the same period last year, an increase of 2.0%. Third quarter 2018 revenue from the Recovery Audit Services segments was $41.0 million compared to $41.5 million in the prior year, and from the Adjacent Services segment was $2.3 million compared to $0.9 million in 2017. On a constant dollar basis adjusted for changes in foreign exchange rates, consolidated revenue from continuing operations increased by 3.6% in the third quarter of 2018, compared to the same period in the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 0.2% and revenue from the Adjacent Services segment increased 155.6% for the third quarter of 2018 compared to the same period in 2017.

Total cost of revenue from continuing operations for the third quarter of 2018 was $26.1 million, or 60.4% of revenue, compared to $26.7 million, or 62.8% of revenue, in the same period last year, an improvement of approximately 240 basis points in gross margin as a percentage of revenue.

Selling, general and administrative expenses from continuing for the third quarter of 2018 were $12.5 million, compared to $12.2 million in the prior year period. The increase in SG&A expenses for this period was primarily attributable to planned investments in our global go-to-market teams and product development organization.

Consolidated net income from continuing operations for the third quarter of 2018 was $2.6 million, or $0.11 per basic and diluted share, compared to net income of $0.7million, or $0.05 per basic and diluted share, for the same period in 2017.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the third quarter of 2018 was $6.4 million, or 14.9% of revenue, compared to Adjusted EBITDA of $6.4 million, or 15.1% of revenue, in the third quarter of 2017. Schedule 3 attached to this press release provides a reconciliation of net loss to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Consolidated Results from Continuing Operations for the Nine Months Ended September 30, 2018

Consolidated revenue from continuing operations for the nine months ended September 30, 2018 was $122.1 million, compared to $114.5 million for the same period last year, an increase of 6.6%. For the nine months ended September 30, 2018, revenue from the Recovery Audit Services segments was $117.3 million compared to $111.1 million in the prior year, and from the Adjacent Services segment was $4.8 million compared to $3.5 million in 2017. On a constant dollar basis adjusted for changes in foreign exchange rates, consolidated revenue from continuing operations increased by 5.8% in the nine months ended September 30, 2018, compared to the same period in the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 4.8% and revenue from the Adjacent Services segment increased 36.9% for the for the nine months ended September 30, 2018 compared to the same period in 2017.

Total cost of revenue from continuing operations for the nine months ended September 30, 2018 was $78.3 million, or 64.1% of revenue, compared to $75.3 million, or 65.7% of revenue, in the same period last year, an improvement of approximately 160 basis points in gross margin as a percentage of revenue.

SG&A expenses from continuing operations for the nine months ended September 30, 2018 were $36.6 million, compared to $34.1 million in the prior year period. The increase in SG&A expenses for this period was primarily attributable to planned investments in our product development organization and global go-to-market team.

Consolidated net loss from continuing operations for the nine months ended September 30, 2018 was $2.6 million, or a negative $0.12 per basic and diluted share, compared to a net loss of $1.1 million, or a negative $0.05 per basic and diluted share, for the same period in 2017.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the nine months ended September 30, 2018 was $13.8 million, or 11.3% of revenue, compared to Adjusted EBITDA of $12.0 million, or 10.5% of revenue, for the same period in the prior year. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the third quarter of 2018 was $3.1 million compared to net cash provided of $2.3 million for the third quarter of the prior year. For the nine months ended September 30, 2018, net cash used by operating activities was $3.4 million compared to net cash provided of $3.6 million for the same period in the prior year.

At September 30, 2018, the Company had unrestricted cash and cash equivalents of $10.6 million, and borrowings of $17.6 million against its $35.0 million revolving credit facility.

Stock Repurchase Program

The Company’s Board of Directors recently approved a $15 million increase (to $75 million) in the Company’s stock repurchase program and extended the duration of the program to December 31, 2019. Since the February 2014 announcement of the program, the Company has repurchased 8.6 million shares of its common stock for an aggregate cost of $44.5 million. As of October 26, 2018, the Company had approximately 23.6 million shares of common stock outstanding.

Third Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s third quarter 2018 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 7434559.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through December 31, 2018. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/en-us/downloads.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,500 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 25% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, PRGX provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the Company’s execution of its business strategy, the Company’s expected revenue from client engagements, the Company’s sales pipeline, and the Company’s expectations regarding its 2018 financial performance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue, net	$43,320	$42,467	$122,143	$114,546
Operating expenses:
Cost of revenue	26,146	26,675	78,332	75,306
Selling, general and administrative expenses	12,521	12,189	36,594	34,149
Depreciation of property and equipment	1,713	1,133	5,296	3,462
Amortization of intangible assets	872	722	2,524	2,166
Acquisition-related adjustment (income) loss	(1,640)	—	(1,640)	—

Total operating expenses	39,612	40,719	121,106	115,083

Operating income (loss) from continuing operations	3,708	1,748	1,037	(537)

Foreign currency transaction losses (gains) on short-term intercompany balances	70	(418)	730	(1,927)
Interest expense, net	416	142	1,300	227
Other loss (income)	(1)	17	16	(177)

Income (loss) from continuing operations before income taxes	3,223	2,007	(1,009)	1,340

Income tax expense	597	930	1,573	2,436

Net income (loss) from continuing operations	$2,626	$1,077	$(2,582)	$(1,096)

Discontinued operations:
Loss from discontinued operations	(325)	(344)	(684)	(1,029)
Income tax expense	—	—	—	—

Net loss from discontinued operations	(325)	(344)	(684)	(1,029)

Net income (loss)	$2,301	$733	$(3,266)	$(2,125)

Basic income (loss) per common share:
Basic income (loss) from continuing operations	$0.11	$0.05	$(0.12)	$(0.05)
Basic loss from discontinued operations	(0.01)	(0.02)	(0.02)	(0.05)

Total basic income (loss) per common share	$0.10	$0.03	$(0.14)	$(0.10)

Diluted income (loss) per common share:
Diluted income (loss) from continuing operations	$0.11	$0.05	$(0.11)	$(0.05)
Diluted loss from discontinued operations	(0.01)	(0.02)	(0.03)	(0.05)

Total diluted income (loss) per common share	$0.10	$0.03	$(0.14)	$(0.10)

Weighted average common shares outstanding:
Basic	23,558	22,498	23,142	22,225

Diluted	24,207	22,761	23,142	22,225

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$10,483	$18,823
Restricted cash	110	51
Receivables:
Contract receivables, net	37,553	38,767
Employee advances and miscellaneous receivables, net	1,446	1,665

Total receivables	38,999	40,432

Prepaid expenses and other current assets	3,660	4,608

Total current assets	53,252	63,914

Property and equipment, net	19,999	17,478
Goodwill	17,569	17,648
Intangible assets, net	15,870	18,478
Deferred income taxes	1,398	1,538
Other assets	1,729	1,162

Total assets	$109,817	$120,218

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,518	$8,548
Accrued payroll and related expenses	10,609	13,078
Refund liabilities	8,203	7,864
Deferred revenue	1,142	1,431
Current portion of long-term debt	48	48
Current portion of long-term incentive compensation liability	—	5,116
Current portion of business acquisition obligations	3,992	3,759

Total current liabilities	29,512	39,844

Long-term debt	17,549	13,526
Business acquisition obligations	—	5,135
Refund liabilities	263	957
Other long-term liabilities	412	442

Total liabilities	47,736	59,904

Shareholders’ equity:
Common stock	236	224
Additional paid-in capital	585,553	580,032
Accumulated deficit	(523,315)	(520,049)
Accumulated other comprehensive income	(393)	107

Total shareholders’ equity	62,081	60,314

Total liabilities and shareholders’ equity	$109,817	$120,218

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of net income (loss) to EBIT, EBITDA and Adjusted EBITDA:

Net income (loss)	$2,301	$733	$(3,266)	$(2,125)

Income tax expense	597	930	1,573	2,436
Interest expense, net	416	142	1,300	227

EBIT	3,314	1,805	(393)	538

Depreciation of property and equipment	1,713	1,135	5,297	3,468
Amortization of intangible assets	872	722	2,524	2,166

EBITDA	5,899	3,662	7,428	6,172

Foreign currency transaction losses (gains) on short-term intercompany balances	70	(418)	730	(1,927)
Acquisition-related adjustment (income) loss	(1,640)	—	(1,640)	—
Transformation severance and related expenses	439	692	2,428	1,592
Other (income) loss	(1)	17	16	(177)
Stock-based compensation	1,341	2,107	4,159	5,362

Adjusted EBITDA	$6,108	$6,060	$13,121	$11,022

Adjusted EBITDA from continuing operations	$6,433	$6,402	$13,804	$12,045

Adjusted EBITDA from discontinued operations	$(325)	$(342)	$(683)	$(1,023)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$2,301	$733	$(3,266)	$(2,125)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,585	1,855	7,820	5,628
Amortization of deferred loan costs	21	57	53	77
Deferred income taxes	—	—	169	—
Stock-based compensation expense	1,341	2,107	4,159	5,362
Changes in fair value of contingent consideration	(1,640)	—	(1,640)	—
Foreign currency transaction losses (gains) on short-term intercompany balances	70	(418)	730	(1,927)
Long-term incentive compensation payout	(998)	—	(6,378)	—
Decrease (increase) in receivables	668	(2,867)	550	(714)
(Decrease) increase in accounts payable, accrued payroll and other accrued expenses	(613)	(601)	(6,222)	(319)
Other, primarily changes in assets and liabilities	(743)	1,416	537	(2,425)

Net cash provided by (used in) operating activities	2,992	2,282	(3,488)	3,557

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(2,572)	(2,390)	(7,899)	(6,433)
Acquistion of businesses, net of cash acquired	—	—	19	(10,128)

Net cash used in investing activities	(2,572)	(2,390)	(7,880)	(16,561)

Cash flows from financing activities:
Net borrowings under line of credit	—	—	4,000	10,000
Payment of earnout liability related to business acquisitions	—	—	(4,000)	—
Other, net	884	—	2,841	605

Net cash provided by financing activities	884	—	2,841	10,605

Effect of exchange rates on cash and cash equivalents	(552)	(830)	187	(1,392)

Net change in cash and cash equivalents	752	(938)	(8,340)	(3,791)

Cash and cash equivalents at beginning of period	9,731	12,870	18,823	15,723

Cash and cash equivalents at end of period	$10,483	$11,932	$10,483	$11,932

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Revenue
Recovery Audit Services - Americas	$28,806	$30,705	$(1,899)	$83,676	$81,641	$2,035
Recovery Audit Services - Europe/Asia-Pacific	12,191	10,837	1,354	33,663	29,441	4,222
Adjacent Services	2,323	925	1,398	4,804	3,464	1,340

Total	$43,320	$42,467	$853	$122,143	$114,546	$7,597

Cost of revenue
Recovery Audit Services - Americas	$17,602	$18,552	$(950)	$52,866	$51,154	$1,712
Recovery Audit Services - Europe/Asia-Pacific	6,632	6,650	(18)	20,551	19,553	998
Adjacent Services	1,912	1,473	439	4,915	4,599	316

Total	$26,146	$26,675	$(529)	$78,332	$75,306	$3,026

Selling, general and administrative expenses
Recovery Audit Services - Americas	$3,058	$2,662	$396	$8,746	$7,320	$1,426
Recovery Audit Services - Europe/Asia-Pacific	2,535	2,114	421	5,643	5,247	396
Adjacent Services	569	910	(341)	1,423	3,040	(1,617)
Corporate**	4,719	6,503	(1,784)	19,142	18,542	600

Total	$10,881	$12,189	$(1,308)	$34,954	$34,149	$805

Depreciation of property and equipment
Recovery Audit Services - Americas	$1,260	$789	$471	$3,876	$2,478	$1,398
Recovery Audit Services - Europe/Asia-Pacific	164	161	3	512	453	59
Adjacent Services	289	183	106	908	531	377

Total	$1,713	$1,133	$580	$5,296	$3,462	$1,834

Amortization of intangible assets
Recovery Audit Services - Americas	$445	$329	$116	$1,218	$986	$232
Recovery Audit Services - Europe/Asia-Pacific	37	—	37	136	—	136
Adjacent Services	390	393	(3)	1,170	1,180	(10)

Total	$872	$722	$150	$2,524	$2,166	$358

Operating income (loss)
Recovery Audit Services - Americas	$6,441	$8,373	$(1,932)	$16,970	$19,703	$(2,733)
Recovery Audit Services - Europe/Asia-Pacific	2,823	1,912	911	6,821	4,188	2,633
Adjacent Services	(837)	(2,034)	1,197	(3,612)	(5,886)	2,274
Corporate	(4,719)	(6,503)	1,784	(19,142)	(18,542)	(600)

Total	$3,708	$1,748	$1,960	$1,037	$(537)	$1,574

Adjusted EBITDA
Recovery Audit Services - Americas	$8,325	$9,540	$(1,215)	$22,792	$23,480	$(688)
Recovery Audit Services - Europe/Asia-Pacific	3,008	2,433	575	8,468	5,223	3,245
Adjacent Services	(160)	(1,198)	1,038	(1,468)	(3,870)	2,402
Corporate	(4,740)	(4,373)	(367)	(15,988)	(12,788)	(3,200)

Total	$6,433	$6,402	$31	$13,804	$12,045	$1,759

*

The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.

**	Corporate - Includes a $1,640 acquisition-related adjustment that reduced expenses in the three months and nine months ended September 30, 2018.